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                  NINTH RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                      3-DIMENSIONAL PHARMACEUTICALS, INC.

     3-DIMENSIONAL PHARMACEUTICALS, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

     1. The name of the Corporation is 3-Dimensional Pharmaceuticals, Inc. The Certificate of Incorporation of the Corporation was originally filed by the Corporation with the Secretary of State of the State of Delaware on March 11, 1993, a Certificate of Amendment to the Certificate of Incorporation was filed by the Corporation with the Secretary of State of Delaware on September 29, 1993 and a Restated Certificate of Incorporation (the "First Restated Certificate of Incorporation") was filed by the Corporation with the Secretary of State of Delaware on October 13, 1993. Certificates of Amendment to the First Restated Certificate of Incorporation were filed with the Secretary of State of Delaware on December 13, 1993, April 21, 1994, December 12, 1994, May 16, 1995, May 26,
1995, August 14, 1995, December 12, 1995, December 27, 1995, February 8, 1996,
June 20, 1996 and September 25, 1996. A Second Restated Certificate of Incorporation was filed by the Corporation with the Secretary of State of Delaware on October 11, 1996. A Third Restated Certificate of Incorporation was filed by the Corporation with the Secretary of State of Delaware on March 12, 1997. A Fourth Restated Certificate of Incorporation was filed by the Corporation with the Secretary of State of Delaware on June 12, 1997. Certificates of Amendment to the Fourth Restated Certificate of Incorporation were filed with the Secretary of State of Delaware on August 6, 1997 and November 14, 1997. The Fifth Restated Certificate of Incorporation was filed by the Corporation with the Secretary of State of Delaware on December 31, 1997. Certificates of Amendment to the Fifth Restated Certificate of Incorporation were filed on October 12, 1999 and November 18, 1999. The Sixth Restated Certificate of Incorporation was filed by the Corporation with the Secretary of State of Delaware on March 31, 2000. The Seventh Restated Certificate of Incorporation was filed by the Corporation with the Secretary of State of Delaware on May 17, 2000. The Eighth Restated Certificate of Incorporation was filed by the Corporation with the Secretary of State of Delaware on _______, 2000.

     2. This Ninth Restated Certificate of Incorporation restates and integrates and further amends the Eighth Restated Certificate of Incorporation of the Corporation. This Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 and was approved by written consent of the stockholders of the Corporation given in accordance with the provisions of Section 228 of the General Corporation Law (prompt notice of such action having been given to those stockholders who did not consent in writing).

     3. This Ninth Restated Certificate of Incorporation shall not become effective upon its filing date, but rather, shall become effective at [closing date and time to be inserted].

     3. The text of the Certificate of Incorporation of the Corporation is hereby restated
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and amended to read in its entirety, as of the effective time, as follows:

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          FIRST:  The name of the Corporation is 3-Dimensional Pharmaceuticals,
Inc.

          SECOND: The registered office of the Corporation is to be located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, in the County of New Castle, in the State of Delaware. The name of its registered agent at such address is The Corporation Trust Company.

          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

          FOURTH: The aggregate number of shares of all classes of capital stock which the Corporation shall have authority to issue is fifty million (50,000,000) shares, consisting of forty-five million (45,000,000) shares of Common Stock, par value $.001 per share ("Common Stock"), and five million (5,000,000) shares of Preferred Stock, par value $.001 per share ("Preferred Stock").

   (A) Common Stock.
       ------------

          1.  General.  The voting, dividend and liquidation rights of the
              -------
holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

          2.  Voting.  The holders of the Common Stock are entitled to one vote
              ------
for each share held at all meetings of stockholders. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

          3.  Dividends.  Dividends may be declared and paid on the Common
              ---------
Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

          4.  Liquidation.  Upon the dissolution or liquidation of the
              -----------
Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

   (B)  Preferred Stock.
        ---------------

          Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors, each of said series to be distinctly designated in one or more certificates of designation (each a "Certificate of Designation"). The voting powers, preferences and relative, optional and other special rights, and the qualifications, limitations or restrictions thereof, if any, of each such series may differ from those of any and all other series of Preferred Stock at any time outstanding, and the Board

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of Directors is hereby expressly granted authority to fix, by resolution or resolutions and filing of a Certificate of Designation, or alter the designation, number, voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, of each series, including but without limiting the generality of the foregoing, the following:

          1. The distinctive designation of such series and the number of shares to constitute such series, which number (except as set forth in the Certificate of Designation with respect to such series) may be increased or decreased (but not below the number of shares of such series then outstanding) from time to time by the Board of Directors;

          2. The rights in respect of dividends, if any, on the shares of such series, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or series of stock of the Corporation, and whether such dividends shall be cumulative or accruing;

          3. The right or obligation, if any, of the Corporation to redeem shares of the particular series of Preferred Stock and, if redeemable, the price, terms, conditions and manner of such redemption;

          4. The special and relative rights and preferences, if any, and the amount or amounts per share, which the shares of such series of Preferred Stock shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or in the event of any merger or consolidation of or sale of assets by the Corporation;

          5. The right, if any, of the holders of such series of Preferred Stock to convert the same into, or exchange the same for, shares of any other class or series of stock of the Corporation, and the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

          6. The terms of any sinking fund or redemption or repurchase or purchase account, if any, the obligation, if any, of the Corporation to retire, redeem, repurchase or purchase shares of such series pursuant to such fund or account, and the terms and conditions of such obligation;

          7. The voting powers, if any, of the holders of such series of Preferred Stock generally or with respect to any particular matter, which may be less than, equal to or greater than one vote per share, and which may, without limiting the generality of the foregoing, include the right, voting as a series by itself or together with the holders of any other series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more directors of the Corporation generally or under such specific circumstances and on such conditions as shall be provided in the Certificate of Designation, including, without limitation, in the event there shall have been a default in the payment of dividends on or redemption of any one or more series of Preferred Stock;

          8. Limitations, if any, on the issuance of additional shares of such series or any shares of any other class or series of stock of the Corporation; and

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          9.  Such other preferences, powers, and special, participating, optional, relative or other rights, and the qualifications, limitations and restrictions thereof, as the Board of Directors shall determine.

          The number of authorized shares of Preferred Stock may be increased but not decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Certificate of Designation for such series.

          FIFTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

   (A)  Number of Directors.  Subject to the rights of the holders of any
        -------------------
series of Preferred Stock to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies (the "Whole Board").

   (B)  Election and Term of Directors.  Elections of directors need not be by
        ------------------------------
written ballot, except as and to the extent provided in the Bylaws of the Corporation. Stockholders of the Corporation shall not have the right to cumulate their votes for the election of directors of the Corporation. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the Board of Directors shall be classified, with respect to the time for which the directors severally hold office, into three classes, as nearly equal as possible in number of directors, as determined by the Board of Directors, one class to be originally elected in 2000 for a term expiring at the annual meeting of stockholders to be held in 2001, another class to be originally elected in 2000 for a term expiring at the annual meeting of stockholders to be held in 2002, and another class to be originally elected in 2000 for a term expiring at the annual meeting of stockholders to be held in 2003, with each class to hold office until its successors is elected and qualified. At each annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at that annual meeting of stockholders shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Notwithstanding the foregoing provisions of this section, each director shall serve until his or her successor shall have been duly elected and qualified or until such director's earlier death, resignation or removal.

   (C)  Newly Created Directorships and Vacancies.  Subject to the rights of
          -----------------------------------------
any holders of any series of Preferred Stock to elect additional directors under specified circumstances, and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies of the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other causes shall be filled only by a majority vote of the directors then in office, though less than a

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and directors so chosen shall hold office for a term for the remainder of the full term of the class of directors in which the vacancy occurred or in which the new directorship was created and until such director's successor shall have been duly elected and qualified. No decrease in the numbers of authorized directors constituting the entire Board of Directors shall shorten the term of any incumbent director.

     (D)  Removal of Directors.  Subject to the rights of holders of any series
          --------------------
of Preferred Stock to elect additional directors under specified circumstances, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause.

     (E)  Stockholder Nomination of Director Candidates and Introduction of
          -----------------------------------------------------------------
Business.  Advance notice of stockholder nominations for the election of
--------
directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

     (F)  No Action Without Annual or Special Meeting.  Subject to the rights of
          -------------------------------------------
the holders of any series of Preferred Stock with respect to such series, (A) any action required or permitted by the General Corporation Law of the State of Delaware to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of the stockholders and may not be effected by any consent in writing in lieu of a meeting by such stockholders; and (B) special meetings of the stockholders may be called only by the Chairman of the Board or by a majority of the Whole Board.

     (G)  Alteration, Amendment or Repeal.  Notwithstanding any other provisions
          -------------------------------
of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law, this Certificate of Incorporation or any Certificate of Designation for any series of Preferred Stock, the affirmative vote of the holders of at least 80 percent of the voting power of all of the then-outstanding shares of the Voting Stock of the Corporation, voting together as a single class, shall be required in order for the stockholders to alter, amend or repeal this Article FIFTH.

          SIXTH: In furtherance and not in limitation of the powers conferred by law, the Board of Directors of the Corporation is expressly authorized and empowered to make, alter, amend and repeal the Bylaws of the Corporation, subject to the power of the holders of the capital stock of the Corporation to make, alter, amend or repeal the Bylaws; provided, however, that,
                                         -----------------
notwithstanding any other provisions of this Certificate of Incorporation, the Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law, this Certificate of Incorporation, any Certificate of Designation for any series of Preferred Stock, or the Bylaws, the affirmative vote of the holders of at least 80 percent of the voting power of all of the then-outstanding shares of the Voting Stock of the Corporation, voting together as a single class, shall be required to alter, amend or repeal this ARTICLE SIXTH or in order for the stockholders to alter, amend or repeal any provision of the Bylaws of the Corporation or to adopt any additional bylaws.

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          SEVENTH:  A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any amendment, alteration, change or repeal of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     EIGHTH:  (A)  Right to Indemnification.  The Corporation shall indemnify
                   ------------------------
and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an "Indemnitee") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Indemnitee. Notwithstanding the preceding sentence, except as otherwise provided in Section (C) of this Article EIGHTH, the Corporation shall be required to indemnify an Indemnitee in connection with a proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such proceeding (or part thereof) by the Indemnitee was authorized by the Board of Directors of the Corporation.

     (B)  Prepayment of Expenses.  The Corporation shall pay the expenses
          ----------------------
(including attorneys' fees) incurred by an Indemnitee in defending any proceeding in advance of its final disposition, provided, however, that, to the
                                                --------  -------
extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under this Article EIGHTH or otherwise.

     (C)  Claims.  If a claim for indemnification or payment of expenses under
          ------
this Article EIGHTH is not paid in full within sixty days after a written claim therefor by the Indemnitee has been received by the Corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnitee is not entitled to the requested indemnification or payment of expenses under applicable law.

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     (D)  Nonexclusivity of Rights.  The rights conferred on any Indemnitee by
          ------------------------
this Article EIGHTH shall not be exclusive of any other rights which such Indemnitee may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

     (E)  Other Sources.  The Corporation's obligation, if any, to indemnify or
          -------------
to advance expenses to any Indemnitee who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or nonprofit enterprise.

     (F)  Amendment or Repeal.  Any repeal or modification of the foregoing
          -------------------
provisions of this Article EIGHTH shall not adversely affect any right or protection hereunder of any Indemnitee in respect of any act or omission occurring prior to the time of such repeal or modification.

     (G)  Other Indemnification and Prepayment of Expenses.  This Article EIGHTH
          ------------------------------------------------
shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Indemnitees when and as authorized by appropriate corporate action.

          NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter provided herein or by statute, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as amended are granted subject to the rights reserved in this Article NINTH.

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     IN WITNESS WHEREOF, the Corporation has caused this Ninth Restated
Certificate of Incorporation to be signed by its Chief Executive Officer this _____ day of _____________, 2000.


                                        3-DIMENSIONAL PHARMACEUTICALS, INC.



                                        By:___________________________________
                                             David C. U'Prichard
                                             Chief Executive Officer

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